Exhibit 99.1
ARCADIA RESOURCES ANNOUNCES RESTRUCTURING
INITIATIVES
Strategic Actions to Sharpen Business Focus and Reduce Operating Expenses
Result Will Be Approximately $5 Million in Annual Savings with Minimal Impact on Revenue Potential
SOUTHFIELD, Mich. — March 30, 2007 — Arcadia Resources, Inc. (AMEX: KAD), an innovator in consumer healthcare services, today announced a number of restructuring initiatives to further sharpen the Company’s focus on its core businesses, strengthen future cash flow, integrate recent acquisitions, enhance organizational efficiency, and significantly reduce operating expenses.
John E. Elliott II, Chairman and CEO of Arcadia Resources, commented, “Our board and management have adopted a series of strategic actions that are part of our ongoing plan to drive the Company’s future growth, profitability and competitiveness. Our main priority throughout the past year has been to build a solid platform to serve the promising alternate site healthcare marketplace. With our recent acquisition of PrairieStone Pharmacy, many of the building blocks for this platform are now in place. As a result, we have taken a hard look at our operations and expense structure to ensure that we have the streamlined, cost-efficient organization we need to take full advantage of our considerable future opportunities. We expect our increased cost discipline and flat administrative structure will have a profound, positive impact on the Company’s financial performance over the long term.”
The principal strategic actions include the following:
•	Closing our Orlando, Florida office, which provides certain corporate accounting and administrative functions, and support for the Durable Medical Equipment (DME) business. These functions will be consolidated into our Michigan headquarters, which will evolve into a new shared-services facility. This will consolidate these corporate functions in one location, eliminating overlaps and reducing facilities costs.

•	Closing several additional unprofitable DME facilities and consolidating their operations with other nearby facilities. This will eliminate geographic overlap and related headcount while continuing to service our existing customer base, thus create more efficiency.

•	Relocating our Hollywood, Florida pharmacy facility to a more economical location. The operation will then be re-branded under the Daily Med name and become part of PrairieStone. Daily Med is the trade name for the process of pre-sorting medication in single, convenient packets that enable patients to better manage their health conditions. The Company expects accelerated growth in the Daily Med business resulting from cross-selling into the existing homecare business.

•	Centralizing certain pharmacy operations in Paducah, Kentucky, a facility with the capacity to accommodate the functions with greater efficiencies and no significant overhead increases.

•	Improving the corporate overhead structure of our Care Clinic operation through a substantial reduction in corporate management and the closing of our New Jersey office and relocation of its functions to Southfield, Michigan.

•	Eliminating duplicate functions resulting from the PrairieStone acquisition by realizing synergies with other operations.

•	Exiting all six existing DME retail facilities in Sears store locations, which are unprofitable.
In connection with its initiatives, the Company expects to record expenses totaling approximately $1.2 million, of which approximately $670,000 will be recognized in the fiscal fourth quarter ending March 31, 2007 and the balance in the fiscal first quarter ending June 30, 2007. Such expenses, of which $1.1 million is cash, primarily include severance costs, lease termination expenses and other non-recurring restructuring charges. There will also be a non-cash charge to increase the reserve for certain DME receivables of approximately $3 million, to be recognized in the fourth quarter of fiscal 2007.
The restructuring initiatives may result in a non-cash impairment charge to certain intangible assets, including goodwill. At this time, management has just begun to evaluate this issue and is not able to estimate the potential impairment charge.
The fiscal fourth quarter ending March 31, 2007 will also include continued expenses related to the Company’s first-year efforts to comply with the requirements of Sarbanes-Oxley. The Company continues to evaluate and test internal controls, and certain issues already identified are currently being addressed by management. The decision to move certain corporate and accounting functions from Orlando to Michigan was partially due to efforts to simplify the accounting processes and improve controls.
The foregoing charges are estimated, and subject to change as the Company’s actions are finalized.
The Company noted that these and other related initiatives are not anticipated to materially impact future revenue potential, but are expected to yield net annual savings of approximately $5 million. The Company will begin to recognize the benefits of these cost saving efforts in fiscal second quarter ending September 30, 2007 and anticipates the fiscal 2008 savings to total approximately $3.9 million. In addition, the Company is seeking to restructure its existing indebtedness and additional equity or debt financing. The Company may also sell certain subsidiaries or other assets to provide for additional cash flow.
“The new direction of Arcadia Resources is a reflection of the recent changes in our management team, including the addition of Marvin Richardson of PrairieStone as COO, driving a more results-oriented culture. The result of this process would be a more highly focused organization, with PrairieStone providing licensed pharmacy services to over 200 retail grocery locations, and the Company operating 11 Care Clinics and 22 Durable Medical Equipment centers to serve the promising alternate site healthcare market,” noted Mr. Elliott.

About Arcadia Resources
Arcadia Resources, Inc. is a national provider of alternate site healthcare services and products, including respiratory and durable medical equipment; non-medical and medical staffing, including travel nursing; a mail-order pharmacy; and catalog of healthcare-oriented products, also available for purchase on http://www.arcadiahomehealth.com and other leading retailer websites. Through industry partnerships, the Company is also establishing walk-in routine (non-emergency) medical clinics inside of retail stores. Arcadia’s comprehensive solutions help organizations operate more effectively and with greater flexibility, while enabling individuals to manage illness and injury in the comfort of their own homes or through the convenience of local healthcare sites. For more information on the Company, visit our website: http://www.arcadiaresourcesinc.com. The Company’s periodic report on Form 10-Q for the quarter ended December 31, 2006 is available on the Company’s website and the SEC website (http://www.sec.gov).
Any statements contained in this release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21A of the Securities Exchange Act of 1934, as amended and otherwise within the meaning of court opinions construing such forward-looking statements. The Company claims all safe harbor and other legal protections provided to it by law for all of its forward-looking statements. Forward-looking statements involve known and unknown risks, estimates, uncertainties and other factors, which could cause actual financial or operating results, performances or achievements expressed or implied by such forward-looking statements not to occur or be realized, including our estimates of consumer demand for our services and products, required capital investment, competition, and other factors. Due to the Company’s history of operating losses and cash flows, there is no assurance that additional sources of financing will be available on acceptable terms, if at all. An inability to raise sufficient capital to fund operations will have a material adverse effect on the company’s business. In the absence of such financing, the company will be required to enact additional restructuring measures. Actual results may differ materially from those anticipated or implied in the forward-looking statements, which speak only as of the date hereof. Additional information that could materially affect the Company may be found in the Company’s filings with the Securities and Exchange Commission. The Company disclaims any obligation to update or alter its forward-looking statements, except as may be required by law.
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Contacts:

Investor Contact:	Krista Finkbeiner at Arcadia Resources, Inc. (239) 434-8884 x201

Media Contact:	Andrew Frank at Kreab/Strategy XXI (212) 935-0210 or
Dan Fleshler at Kreab/Strategy XXI (212) 935-0210

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